Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(623,460)
Unrealized Gain (Loss) on Market Value of Futures	29,490
Dividend Income	5,523
Interest Income	7,086
Total Income (Loss)	$(581,361)

Expenses
General Partner Management Fees	$4,993
Professional Fees	7,004
Brokerage Commissions	1,253
Non-interested Directors' Fees and Expenses	86
NYMEX License Fee	125
Total Expenses	13,461
Expense Waiver	(7,229)
Net Expenses	$6,232
Net Income (Loss)	$(587,593)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/18	$10,335,056
Net Income (Loss)	(587,593)

Net Asset Value End of Month	$9,747,463
Net Asset Value Per Share (200,000 Shares)	$48.74

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612